Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 12, 2021, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-261982) and related Prospectus of Credo Technology Group Holding Ltd for the registration of 28,750,000 shares of its ordinary shares.

/s/ Ernst & Young LLP

San Jose, California

January 18, 2022